Exhibit (a)(5)(ix)

Legacy Acquisition Corp. Announces Extension of the Expiration Date for Tender Offer

November 3, 2020 -- New York, NY–Legacy Acquisition Corp. (NYSE: “LGC”) (“Legacy”), a publicly-traded special purpose acquisition company, announced today that it has extended the expiration date of its previously announced tender offer to purchase up to all of its 6,122,699 issued and outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), that were initially issued as part of the units in its initial public offering (such shares of Class A common stock, the “Public Shares”) at a price of $10.5040 per Public Share, net to the seller in cash, without interest (the “Purchase Price”). This Offer is being made in accordance with the provisions of the previously announced Business Combination Agreement, dated September 18, 2020, by and among Legacy, Excel Merger Sub I, Inc, Excel Merger Sub II, LLC, Onyx Enterprises Int’l, Corp., and Shareholder Representative Services LLC, solely in its capacity as the stockholder representative (the “Business Combination Agreement”) and pursuant to Legacy’s organizational documents in order to provide the holders of Public Shares with an opportunity to redeem their of Public Shares for a pro rata portion of Legacy’s Trust Account in connection with the proposed business combination contemplated by the Business Combination Agreement (the “Business Combination”). As amended, the tender offer will now expire at 12:01 a.m. New York City time, on Thursday, November 19, 2020, unless further extended or earlier terminated.

Continental Stock Transfer & Trust Company, the depositary for the tender offer, has advised Legacy that, as of 5:00 p.m., New York City time, on Monday, November 2, 2020, an aggregate of 666,459 Public Shares were properly tendered and not properly withdrawn. Legacy stockholders who have already tendered their Public Shares do not need to re-tender their shares or take any other action as a result of the extension of the expiration date of the tender offer. Legacy stockholders may withdraw shares they have previously tendered at any time prior to the extended expiration date of the tender offer.

Complete terms and conditions of the tender offer can be found in the Offer to Purchase, the related Letter of Transmittal and certain other materials contained in the Company’s tender offer statement on Schedule TO originally filed with the U.S. Securities and Exchange Commission (“SEC”) on October 5, 2020, as amended and as may be further amended from time to time (the “Offer to Purchase”), and available at www.sec.gov. Except as described in this press release, the terms of the tender offer remain the same as set forth in the Offer to Purchase and in the related Letter of Transmittal.

Copies of the Offer to Purchase, the related Letter of Transmittal and other materials related to the tender offer may be obtained for free from the information agent, Morrow Sodali LLC, at (800) 662-5200 (U.S. banks and brokerage firms, please call (203) 658-9400). The depositary for the tender offer is Continental Stock Transfer & Trust Company.

Important Legal Information

This announcement is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell Public Shares.  The solicitation of offers to buy Public Shares will only be made pursuant to the Offer to Purchase, dated October 5, 2020 (as may be amended or supplemented), the related forms of Letter of Transmittal, and other related documents.  These documents contain important information that should be read carefully before any decision is made with respect to the Offer.  These materials will be made available to the stockholders at no expense to them.  In addition, all of those materials (and all other documents filed with the SEC) will be available at no charge on the SEC’s website on the Internet at www.sec.gov, free of charge, and from the Information Agent.

About Legacy Acquisition Corp.

Legacy raised $300 million in November 2017 and its securities are listed on the NYSE. At the time of its listing, Legacy was the only Special Purpose Acquisition Company on the NYSE led predominantly by African American managers and sponsor investors. Legacy was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Legacy is sponsored by a team of proven leaders primarily comprised of former Procter & Gamble executives and is supported by a founder/shareholder group of proven operationally based value builders. These executives have extensive experience in building brands and transforming businesses for accelerated growth. Legacy’s founders and management expectation is that Legacy will serve as a role model for African Americans and other under-represented business leaders to achieve success not just in the executive ranks of large Corporations, but also as entrepreneurs in the productive use of capital through mergers and acquisitions on Wall Street. For more information please visit www.LegacyAcquisition.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” Legacy’s and Onyx’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “might,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional,” “opportunities” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the transaction value of the proposed business combination, as well as the anticipated closing date of the transaction.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and Onyx’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement, dated September 18, 2020, by and among Legacy, Excel Merger Sub I, Inc., Excel Merger Sub II, LLC, Onyx and Shareholder Representative Services LLC (the “Business Combination Agreement”), (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to the inability to satisfy conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the Business Combination to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A common stock on the NYSE (or such other nationally recognized stock exchange on which shares of the post-acquisition company’s Class A common stock are then listed) following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to operate cohesively as a standalone group, grow and manage growth profitably and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Onyx or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the aggregate number of Legacy shares tendered in the tender offer by the holders of Legacy’s Class A common stock in connection with the proposed Business Combination; (13) disruptions in the economy or business operations of Onyx or its suppliers due to the impact of COVID-19; (14) the outcome of pending legal proceedings with certain Onyx stockholders; (15) potential adjustments to the unaudited non-GAAP interim financial results of Onyx; and (16) other risks and uncertainties indicated from time to time in the information statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in Legacy’s other filings with the Securities and Exchange Commission (the “SEC”), including the Definitive Information Statement and Schedule TO that were filed with the SEC in connection with the Business Combination. Legacy cautions that the foregoing list of factors is not exclusive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information about the Proxy Statements

In connection with the proposed amendments (the “Warrant Amendments”) to the Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017, Legacy has filed a preliminary consent solicitation statement with the SEC. Additionally, in connection with another extension of the deadline by which Legacy must complete the previously announced business combination of Legacy and Onyx (the “Business Combination”), Legacy filed a preliminary proxy statement with the SEC on October 14, 2020 and intends to file other relevant materials with the SEC in connection therewith, including a definitive proxy statement on Schedule 14A. Legacy’s security holders and other interested persons are advised to read the applicable consent solicitation statement or preliminary proxy statement and any respective amendments thereto and other relevant materials to be filed in connection with the Warrant Amendments and Deadline Extension, respectively, with the SEC, including, when available, a definitive consent solicitation statement on Schedule 14A and a definitive proxy statement on Schedule 14A and the respective documents incorporated by reference therein, as these materials contain and will contain important information about the Warrant Amendments and Deadline Extension, as applicable. When available, the definitive consent solicitation statement or definitive proxy statement and other relevant materials for the Warrant Amendments and Deadline Extension, respectively, will be mailed to the applicable securityholders of Legacy as of September 30, 2020. Securityholders are able to obtain copies of the preliminary consent solicitation statement and the preliminary proxy statement, and, once available, will be able to obtain the definitive consent solicitation statement and the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of consents from Legacy’s warrantholders with respect to the proposed amendments (the “Warrant Amendments”) to the Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017, and proxies from Legacy’s stockholders with respect to the proposed Deadline Extension. A list of the names of those directors and executive officers and a description of their interests in Legacy will be contained in Legacy’s definitive consent solicitation statement and definitive proxy statement that will be filed with respect to the Warrant Amendments and Deadline Extension, respectively, and are contained in the preliminary consent solicitation statement or preliminary proxy statement, respectively, and in its annual report on Form 10-K for the fiscal year ended December 31, 2019, as amended by an amendment on Form 10-K/A, which were filed with the SEC and are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Investors:

Dawn Francfort / Brendon Frey

ICR

PARTSiDIR@icrinc.com

Media:

Keil Decker

ICR

PARTSiDPR@icrinc.com

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